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                                                                       Exhibit 1






                       CONSENT OF INDEPENDENT ACCOUNTANTS






The Board of Directors
Gartner Group, Inc.:


We consent to incorporation by reference in the registration statement (No. 333-42587) on Form S-8 of Gartner Group, Inc., of our report dated May 14, 1999, relating to the statements of net assets available for plan benefits of the Gartner Group, Inc. Savings and Investment Plan as of December 31, 1998 and 1997, the related statements of changes in net assets available for plan benefits for the years ended December 31, 1998 and 1997, and the related supplemental schedules of assets held for investment purposes as of December 31, 1998 and reportable transactions for the year ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 11-K of the Gartner Group, Inc. Savings and Investment Plan.


                                                     /s/ KPMG LLP

St. Petersburg, Florida
June 29, 1999